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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                            ------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 10, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of R&G Financial Corporation, which is incorporated by reference in R&G Financial Corporation's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
San Juan, Puerto Rico


November 22, 1999